UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations.
Weatherford International plc (“Weatherford”) will hold its 2018 annual meeting of shareholders (the “2018 Annual Meeting”) on April 27, 2018. Because the date of the 2018 Annual Meeting is more than 30 days from the anniversary date of Weatherford’s 2017 annual meeting of shareholders, Weatherford is providing the deadline for the submission of any qualified shareholder proposal or qualified shareholder nominations under the rules of the Securities and Exchange Commission (the “SEC”) in this Form 8-K. In accordance with Weatherford’s Articles of Association, any shareholder proposal or nomination intended to be considered for inclusion in Weatherford’s proxy materials for the 2018 Annual Meeting, including any notice on Schedule 14N, must be received by Weatherford at its principal executive offices at Weststrasse 1, 6340 Baar, Switzerland by no later than December 11, 2017, and directed to the Corporate Secretary. Shareholder proposals intended to be considered for inclusion in Weatherford’s proxy materials for the 2018 Annual Meeting must comply with the requirements set forth above, Weatherford’s Articles of Association and all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934.
Shareholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2018 Annual Meeting, and who do not desire to have those proposals included in Weatherford’s proxy materials for the 2018 Annual Meeting, must ensure that notice of any such proposal (including certain additional information specified in Weatherford’s Articles of Association) is received by the Corporate Secretary at Weatherford’s principal executive offices on or before the close of business on December 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: December 1, 2017
/s/ Christina M. Ibrahim
Christina M. Ibrahim
Executive Vice President, General Counsel & Chief Compliance Officer